Exhibit 99.1

                                 FORM OF PROXY
                      JAMES RIVER CORPORATION OF VIRGINIA

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned appoints Clifford A. Cutchins, IV, Daniel J. Girvan, and William A. Paterson (each with power to act alone and with power of substitution) as proxies and authorizes them to represent and vote, as directed, all voting securities of James River Corporation of Virginia held of record by the undersigned on June 30, 1997 upon all matters properly coming before the Special Meeting of Shareholders to be held on August 12, 1997, and any adjournment thereof.

       The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

                                                                                           FOR      AGAINST      ABSTAIN
1.        Approve issuance of shares pursuant to the Merger with Fort Howard
          Corporation                                                                      [ ]        [ ]         [ ]
2.        Amend the Articles of Incorporation                                              [ ]        [ ]         [ ]
3.        Amend the Company's Bylaws                                                       [ ]        [ ]         [ ]
4.        Amend the James River 1996 Stock Incentive Plan                                  [ ]        [ ]         [ ]

                    (PLEASE DATE AND SIGN THE REVERSE SIDE)

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                        (arrow)PLEASE DETACH HERE(arrow)


                                                 (continued from the other side)

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. If no direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

                                         Please sign exactly as name appears at
                                         left. When signing as attorney,
                                         executor, trustee or other
                                         representative capacity, state full
                                         title.

                                         Date                             , 1997
                                             -----------------------------
PLEASE DETACH HERE


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                                                       (Signature)


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                                                       (Signature)

                                         PLEASE SIGN, DATE AND RETURN THIS PROXY
                                         IN THE ENCLOSED ENVELOPE.